UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 17, 2006
MACQUARIE INFRASTRUCTURE COMPANY TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-32385	20-6196808

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

125 West 55th Street, New York, New York	10019

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 231-1000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On August 17, 2006, Macquarie Infrastructure Company LLC (“MIC”), through its wholly owned subsidiary Communications Infrastructure LLC, completed the sale of 16,517,413 stapled securities of Macquarie Communications Infrastructure Group (ASX: MCG). The stapled securities were sold into the public market at a price of AUD 6.10 per share generating gross proceeds of AUD 100.8 million. Following settlement of the trade on August 23, 2006, MIC will convert the AUD proceeds into USD 76.45 million.
MCG owns 100% of Broadcast Australia, an Australian radio and television broadcast transmission provider, and 54% of Arqiva, a broadcast transmission and site leasing infrastructure operator in the United Kingdom and the Republic of Ireland. MCG is managed by an affiliate of MIC’s manager.
The proceeds of the sale were reduced by fees paid to Macquarie Securities (Australia) Limited of AUD 302,000, or 0.3% of the asset value. Macquarie Securities (Australia) Limited is an affiliate of MIC’s manager.
Proceeds of the sale will be used to reduce the Company’s acquisition-related debt at its MIC Inc. subsidiary.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1 — Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY TRUST
Date August 22, 2006	By:	/s/ Peter Stokes
		Name:	Peter Stokes
		Title:	Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC
Date August 22, 2006	By:	/s/ Peter Stokes
		Name:	Peter Stokes
		Title:	Chief Executive Officer